Exhibit 10.1

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ATC HOLDCO, LLC

This Amended and Restated Limited Liability Company Agreement of ATC HOLDCO, LLC, is adopted, executed and entered into as of June 10, 2013, by and among TRP III (ATC) I, LP, a Delaware limited partnership (“TRP I”), TRP III (ATC) II, LP, a Delaware limited partnership (“TRP II”), and the Persons identified on Annex A hereto.  This Agreement, as it may be amended from time to time, shall be binding upon any Person who at any time is a Member, regardless of whether that Person has executed this Agreement or any amendment hereto.

WHEREAS, the Company was formed pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq., as amended from time to time (the “Delaware Act”), by the filing of the certificate of formation of the Company with the office of the Secretary of State of the State of Delaware on March 21, 2013;

WHEREAS, the initial Member previously entered into a Limited Liability Company Agreement, dated as of March 21, 2013 (the “Initial Agreement”) pursuant to the Delaware Act governing the affairs of the Company and the organization and conduct of its business; and

WHEREAS, the Members desire to amend and restate the Initial Agreement on the terms set forth below.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Members agree as follows:

ARTICLE 1
DEFINED TERMS

1.1                               Definitions.  Unless the context otherwise requires, the terms defined in this Article I and in Annex B shall, for the purposes of this Agreement, have the meanings herein specified.

“704(c) Value” means, with respect to each Deemed Contributed Asset, a percentage of the Agreed Value of the applicable ATC Asset equal to the percentage of such ATC Asset deemed contributed to the Company pursuant to Code Section 721.

“Additional Members” has the meaning set forth in Section 14.1.

“Adjusted EBITDA” means earnings before non-floorplan interest, taxes, depreciation and amortization, calculated in accordance with generally accepted accounting principles in the United States, consistently applied.  For the avoidance of doubt, in calculating Adjusted EBITDA, floorplan interest shall be deducted from earnings.

“Affiliate” means, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 50% or more of the securities of the Person having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, and (iii) each of such Person’s officers, directors, joint venturers, and partners.  For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreed Value” means, with respect to each of the ATC Assets and each of the ATC Realty Assets, the agreed gross fair market value of such asset as of the date of this Agreement.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, including the annexes hereto, in each case as amended, modified, supplemented or restated from time to time.

“ATC” means The Around The Clock Freightliner Group, LLC, an Oklahoma limited liability company.

“ATC Assets” means the assets of ATC held at the time of the ATC Merger.

“ATC Merger” has the meaning given such term in the Merger Agreement.

“ATC Realty” means ATC Realty Investments, LLC, an Oklahoma limited liability company.

“ATC Realty Assets” means the assets treated as held by ATC Realty for federal income tax purposes at the time of the Realty Merger.  Because Bowen Realty is a disregarded entity for federal income tax purposes, the term “ATC Realty Assets” includes the assets of Bowen Realty held at the time of the Realty Merger.

“Board” has the meaning set forth in Section 6.1(a).

“Bowen Realty” means Bowen Realty Investments, LLC, an Oklahoma limited liability company.  Bowen Realty is disregarded as separate from ATC Realty for federal income tax purposes.

“Buyer” has the meaning set forth in Section 7.3(a).

“Capital Account” means the individual account maintained by the Company with respect to each Member as provided in Annex B.

“Capital Contribution” means, with respect to any Member, the aggregate amount of money and the Gross Asset Value of any property (other than money) contributed to the Company pursuant to Sections 4.1.

“Certificate” means the certificate of formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

“Capital Percentage” means, for each Member, the fraction, expressed as a percentage, equal to the quotient of (A) the number of Units held by such Member, divided by (B) the aggregate number of Units held by all Members.  The Capital Percentage of each Member is set forth on Annex A.

“Capital Transactions” shall mean sales of Company assets out of the ordinary course of business, but only to the extent that the net proceeds of such sales are to be distributed to the Members rather than reinvested by the Company.

“Capital Transaction Proceeds” shall mean the net proceeds from each Capital Transaction, after deduction for all costs incurred in connection with such Capital Transaction.

“Charter Documents” has the meaning set forth in Section 13.3(b).

“Code” has the meaning set forth in Section B.1 of Annex B.

“Company” means ATC Holdco, LLC, the limited liability company heretofore formed and hereby continued under and pursuant to the Delaware Act and this Agreement.

“Convertible Note” has the meaning given that term in the Merger Agreement.

“Covered Person” means (a) a Member in its capacity as a member of the Company, (b) an officer, Manager or director of the Company, (c) any director, officer or manager of a Member who is or was serving at the request of the Company for another entity or enterprise, and (d) any Affiliate of a Member.

“Deemed Contributed Assets” has the meaning set forth in Section 4.9.

“Delaware Act” has the meaning set forth in the recitals.

“Equity Securities” has the meaning set forth in Section 4.1(a).

“Fiscal Year” means (i) any twelve (12) month period commencing on January 1 and ending on December 31, or (ii) any portion of the period described in clause (i) of this sentence for which the Company is required to allocate items of Company income, gain, loss or deduction.

“Gross Asset Value” has the meaning set forth in Section B.1 of Annex B.

“Indemnitees” has the meaning given that term in the Merger Agreement.

“Initial Agreement” has the meaning set forth in the recitals.

“IPO” has the meaning set forth in Section 9.3(a).

“Key Managers” shall mean Chinta Hari, Mark Lamont, Drew Burk, John Pruitt and Adam Arrington.

“Liquidator” has the meaning set forth in Section 11.2(a).

“Losses” has the meaning set forth in Section B.l of Annex B.

“M-B Holdings” means Miciotto-Bowen Holdings, Inc., a Texas corporation.

“Management Fee” has the meaning set forth in Section 3.3(c).

“Managers” has the meaning set forth in Section 6.1(a).

“Member” means any Person listed on Annex A or any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement, in such Person’s capacity as a member of the Company; and “Members” means two or more of such Persons when acting in their capacities as members of the Company.

“Merger Agreement” means that certain Agreement and Plan and Merger dated as of March 29, 2013, as amended, by and among the Company, M-B Holdings, ATC, ATC Realty, ATC Merger Sub, LLC, Realty Merger Sub, LLC, John C. Miciotto, Jr., Darcie Bowen-Miciotto, Jeffrey W. Bowen and the Charles and Cassandra Bowen Charitable Foundation.

“Observer” means a person entitled to attend regular and special meetings of the Board (and committees and subcommittees thereof), as provided in Section 6.3(f).

“Offering Member” has the meaning set forth in Section 7.2.

“Operating Cash Flow” shall mean the gross receipts of the Company from all sources other than Capital Transactions, including borrowings and amounts released from reserves, less all expenditures of the Company, including repayments of debt and additions to reserves, other than costs incurred in connection with Capital Transactions.

“Optionee” has the meaning set forth in Section 7.2(c).

“Other Members” has the meaning set forth in Section 7.2(a).

“Penske” means Penske Automotive Group, Inc. or its Affiliate.

“Permitted Transfer” has the meaning set forth in Section 7.1(b).

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, business, trust, joint venture, company, or other business entity or unincorporated organization.

“Profits” has the meaning set forth in Section B.l of Annex B.

“Realty Merger” has the meaning given such term in the Merger Agreement.

“Reoffered ROFO Units” has the meaning set forth in Section 7.2(b).

“ROFO Units” has the meaning set forth in Section 7.2(a).

“Rollover Units” means the Units issued to M-B Holdings on the date of this Agreement.

“Sale Transaction” has the meaning set forth in Section 7.4(a).

“Substitute Member” has the meaning set forth in Section 7.6.

“Tax Distribution Amount” means, for each Member and each year, the income tax applicable to such Member’s allocable share of the Company’s net taxable income and gain for such year (including Code Section 704(c) items), calculated on the assumption that cumulative net losses, if any, allocable to such Member with respect to prior years are available to offset such income and gain, and on the assumption that the income and gain allocable to such Member is taxed at the maximum potential combined federal and state income tax rate applicable to a Member (or, in the case of a Member that is a pass-through entity, the direct or indirect person taxable on the income of the Company allocated to such Member) subject to the highest such combined rate, taking into account the deduction of state taxes for federal income tax purposes and the character of such income and gain.  For the avoidance of doubt, the assumed combined federal and state income tax rate utilized for purposes of determining the Tax Distribution Amounts of the Members with respect to each year shall be the same for all Members.

“Tax Matters Partner” has the meaning set forth in Section 12.1(a).

“Tag-Along Right” has the meaning set forth in Section 7.3(a).

“Total ATC Consideration” has the meaning set forth in Section 4.9.

“Transfer” has the meaning set forth in Section 7.1(a).

“Transfer Notice” has the meaning set forth in Section 7.2(a).

“Transfer Price” has the meaning set forth in Section 7.2(a).

“Transferor Member” has the meaning set forth in Section 7.3(a).

“Treasury Regulations” and “Treas. Reg.” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“TRP I” has the meaning set forth in the recitals.

“TRP II” has the meaning set forth in the recitals.

“TRP Party” means TRP I, TRP II or any of their Affiliates, including Penske.

“Unit” means an ownership interest of a Member in the Company with a Capital Percentage.  The Capital Percentage of each Unit shall equal 100% divided by the total number of Units outstanding.

ARTICLE 2
FORMATION AND TERM

2.1                               Organization.  The Members hereby organize and continue the Company heretofore formed as a limited liability company under and pursuant to the provisions of the Delaware Act without dissolution and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

2.2                               Name.  The name of the Company shall be ATC Holdco, LLC.  The business of the Company may be conducted, upon compliance with all applicable laws, under any other name designated by the Board.  At any time the Board may change the name of the Company by causing an amendment to the Certificate to be filed with the office of the Secretary of State of Delaware pursuant to the Delaware Act.

2.3                               Term.  The term of the Company commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved and wound up in accordance with the provisions of this Agreement and the Certificate is cancelled in accordance with the Delaware Act.

2.4                               Registered Agent and Office.  The Company’s registered agent and office in Delaware shall be the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  At any time, the Board may designate another registered agent and/or registered office by causing an amendment to the Certificate to be filed with the office of the Secretary of State of Delaware pursuant to the Delaware Act.

2.5                               Principal Place of Business.  The principal place of business of the Company shall be 2555 Telegraph Road, Bloomfield Hills, MI 48302, or at such location as may be determined from time to time by the Board, which need not be in the State of Delaware.  The Company may have such other offices as the Board may designate from time to time.

2.6                               Qualification in Other Jurisdictions.  The Board and any authorized officers of the Company shall cause the Company to be qualified, formed or registered under foreign registration and qualification and assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company is required to be qualified, formed or registered under applicable law.  Any officer, as an authorized person within the meaning of the Delaware Act, may execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

2.7                               No State Law Partnership.  The Members have agreed to form and have formed a limited liability company and do not intend to form a partnership under the laws of the State of Delaware or any other laws; provided, however, that, to the extent permitted by United States or other applicable law, the Company shall be treated as a partnership for United States federal, state and local income tax purposes.

ARTICLE 3
PURPOSE AND POWERS OF THE COMPANY

3.1                               Purpose and Powers.  The object and purpose of, and the nature of the business to be conducted and promoted by, the Company is engaging in any lawful business, act or activity for which limited liability companies may be formed under the Delaware Act.  The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of such object and purpose.

3.2                               Limitation on Liability.  Except as otherwise required by the Delaware Act or applicable law or as expressly agreed in writing, no director, manager, officer, shareholder, partner, member, employee or agent of any Member shall be personally liable for the payment of any sums owing by such Member to the Company or any other Member under the terms of this Agreement or for the performance of any other covenant or agreement of such Member contained herein.

3.3                               Conflicts of Interest; Related Party Transactions; Management Fee.

(a)                                 Any Member and any Affiliate of any Member and any of their respective directors, officers, members, partners, stockholders, employees, or controlling persons may engage in or possess an interest in any business or activity whatsoever, whether presently existing or hereafter created, without any accountability to the Company or any Member, and without obligation to offer any business opportunity to the Company or any other Member even if the opportunity is one that the Company might reasonably be deemed to have pursued or desired to pursue if granted the opportunity to do so, and no such Person shall be liable to the Company or any Member for breach of any fiduciary or other duty, as a Member, director or otherwise, by reason of the fact that such Person acquires or pursues such opportunity or directs such opportunity to another Person or fails to present such opportunity to the Company, except for any Member that agrees otherwise pursuant to a separate agreement with the Company or any other direct or indirect subsidiaries of the Company; provided, however, that nothing in this Section 3.3 or in such separate agreement shall be construed to relieve or excuse any Person from his, her or its obligations under any employment, non-use, non-disclosure, non-solicitation, covenant-not-to-compete or similar covenant in this Agreement or any other agreement between such Person and the Company or any of its subsidiaries, or any of their respective Affiliates.

(b)                                 Nothing in this Agreement other than Section 6.6(b) shall impede the Company’s ability to enter into contractual arrangements with any Member or Manager or any Affiliate of any Member or Manager, except that without first obtaining the approval of the independent Managers with respect thereto and a majority of the outstanding Units held by Members other than the interested Member(s), in each case which approval shall not be unreasonably withheld, conditioned or delayed, neither the Company nor any of its subsidiaries shall enter into any transaction or series of related transactions with any Member or Manager or any Affiliate of any Member or Manager unless such transaction or series of related transactions is on terms that are no less favorable to the Company or its subsidiary, as applicable, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party.

(c)                                  Notwithstanding anything contained in this Agreement, the Members acknowledge and agree that ATC will pay a management fee to Transportation Resource Advisors III, LLC or its designee equal to the greater of (i) two percent (2%) of ATC’s Adjusted EBITDA or (ii) $300,000 per year (the “Management Fee”).  The Management Fee shall be payable quarterly in advance based on the budgeted ATC Adjusted EBITDA, which amount shall be adjusted annually within fifteen (15) days following the Board’s approval of the audited financial statements for the Company and its subsidiaries.  If the Management Fee paid by ATC is overpaid for any year, then the overpayment shall be offset against the Management Fee owed by ATC during the next quarter or, if the Management Fee is underpaid, then ATC shall pay such shortfall within ten days following the Board’s approval of the audited financial statements..

ARTICLE 4
CONTRIBUTION OF CAPITAL, ISSUANCE OF UNITS
AND CAPITAL ACCOUNTS

4.1                               Authorization and Initial Issuance of Units; Capitalization.

(a)                                 Authorized Units.  The aggregate membership interest in the Company shall be divided into such number of Units as may be issued and outstanding from time to time.  Without limiting the power and authority of the Board set forth in this Agreement, subject to Section 4.2, the Board may, at any time and from time to time, without any consent, vote or approval of any of the Members, solicit and accept additional Capital Contributions from any Person and/or cause the Company to issue additional Units, rights, options, or warrants exercisable for or convertible into Units, or other securities or instruments of any type or class whatsoever, including, without limitation, warrants exercisable for Units (collectively, “Equity Securities”); provided, however, that for so long as M-B Holdings and its Affiliates collectively own at least ten percent (10%) of the issued and outstanding Units, the aggregate number of Equity Securities issued to employees, consultants or other service providers shall not exceed 6,510,000 Units without the consent of M-B Holdings and provided further that so long as Penske collectively owns at least ten percent (10%) of the issued and outstanding Units, the aggregate number of Equity Securities issued to employees, consultants or other service providers shall not exceed 6,510,000 Units without the consent of Penske.  Any such Equity Securities may be issued for cash, property, services, satisfaction of existing obligations or such other type, form, and amount of consideration (including notes, other evidences of indebtedness or obligations of the Person acquiring the interest, instrument or security, as the case may be) as the Board may determine to be appropriate.  Any such issuance may be made by the Company by setting forth either in an amendment or an addendum to this Agreement, the relative rights, obligations, duties, and preferences of each new class or series of interests created and reflecting all necessary adjustments to Capital Percentages.  A copy of this Agreement as so amended, or the addendum as so adopted, as the case may be, shall be provided to each Member.  All filings necessary to be made under the Delaware Act or applicable law in connection with the creation of such interests shall be made by an Officer acting on behalf of the Board and the Company.

(b)                                 Initial Issuance.  On the date hereof, each Member has made, or shall be deemed for Federal income tax purposes as having made (in accordance with Section 4.9), the Capital Contributions set forth next to his, her or its name on Annex A, and has received in exchange for such Capital Contribution the number of Units set forth next to his, her or its name on Annex A.  The name and Capital Percentage of each Member are also set forth on Annex A.  The address for each Member is on file with the Company.

4.2                               Preemptive Rights.

(a)                                 Grant of Preemptive Rights.  If the Company hereafter proposes to issue or sell any Equity Securities, the Company shall first offer to each Member a portion of the number or amount of such Equity Securities proposed to be so sold equal to the product of (x) the number or amount of Units proposed to be so issued and sold (on an as converted basis, if applicable) multiplied by (y) a fraction, the numerator of which is the number of issued and outstanding Units then owned by such Member prior to such issuance plus, in the case of M-B Holdings, the number of Units into which the Convertible Note is convertible, and the denominator of which is the total number of Units then issued and outstanding and held by all Members plus the number of Units into which the Convertible Note is convertible, for the same price and upon the same terms and conditions as the Equity Securities being offered in such transaction.  Notwithstanding the foregoing, no Member shall have any purchase right pursuant to this Section 4.2(a) or otherwise with respect to any issuance of Equity Securities in connection with: a distribution payable solely and ratably in Units on its outstanding Units; an acquisition, sale-leaseback or loan in a bona fide arm’s length transaction; or pursuant to an option plan or agreement approved by the Managers.  The Company shall not cause or permit any of its subsidiaries to issue or sell any equity securities (including options, rights or securities convertible into equity securities) of such subsidiary to any Person other than the Company or another subsidiary of the Company without providing purchase rights to the Members that are equivalent to those set forth in this Section 4.2.

(b)                                 Procedures.

(i)                                     If, in accordance with this Section 4.2, the Company determines to issue additional Equity Securities, it shall give each Member having purchase rights under this Section 4.2 notice, specifying in reasonable detail the nature and type of securities being offered and the price and other terms and conditions on which they are being offered, at least 20 days before issuing any such securities.

(ii)                                  Any Member desiring to exercise its purchase rights under this Section 4.2 must give to the Company written notice of its election to purchase up to a specified amount of the securities proposed to be offered by the close of business on the tenth day after receipt of the notice required by Section 4.2(b)(i).  Such response shall set forth the Member’s acceptance of the offer and designate an amount of securities to be purchased by such Member (setting forth the maximum number desired if other Members elect not to purchase), which amount may be fewer than, equal to, or more than the amount of securities that such Member has a right to purchase under Section 4.2(a).  If any Member does not elect to purchase all of the offered Equity Securities that it has the right to purchase under Section 4.2(a), the Equity Securities remaining shall be allocated to each other electing Member in one or more successive allocations, up to the amount of Equity Securities specified in the election, pro rata, in the same proportion as the total number of Units held by that electing Member (plus, in the case of M-B Holdings, the number of Units into which the Convertible Note is convertible) bears to the total number of issued and outstanding Units held by all electing Members electing to purchase more than the maximum amount of Equity Securities that they are entitled to purchase under Section 4.2(a) (plus the number of Units into which the Convertible Note is convertible if M-B Holdings is such an electing Member).

(iii)                               Not later than 10 days after the date on which this offer expires, the Company shall notify each electing Member of the time and place of closing (which may be contingent on the closing of the sale of Equity Securities referred to in Section 4.2(b)(iv)), the number or amount of Equity Securities allotted to it, and the purchase price therefore, whereupon each such electing Member shall become legally obligated to purchase such Equity Securities at the price and on the terms offered.

(iv)                              Following the expiration of the offer and the giving of the notice required by Section 4.2(b)(i), the Company may thereafter offer and sell any of the Equity Securities not purchased by the Members for a period of 180 days on the terms and conditions set forth in the original notice to the Members.  Any of the Equity Securities not sold during that period may not thereafter be sold without first complying with the requirements of this Section 4.2.

4.3                               Contributions of Capital and Loans.

(a)                                 In General.  Except as otherwise expressly provided herein or in a written agreement between a Member and the Company, or to the extent that a Member agrees to make a Capital Contribution to, or to purchase Equity Securities or other interests from, the Company: (i) no Member shall be required to contribute any capital to the Company; (ii) no Member shall be required to make any loan to the Company; (iii) loans by a Member to the Company shall not be considered a contribution of capital, shall not increase the Capital Account of the lending Member or its ownership interest of the Company and the repayment of such loans by the Company shall not decrease, or result in any adjustment to, the Capital Account of the Member making the loans; (iv) no interest shall be paid on any capital contributed to the Company by any Member; and (v) under any circumstances requiring a return of all or any portion of a Capital Contribution, no Member shall have the right to receive property other than cash except in the sole discretion of the Board.

(b)                                 Advances.  If at any time the Company does not have sufficient cash to pay its obligations, none of the Members shall be required to make additional Capital Contributions to the Company.  However, any of the Members that may agree to do so with the consent of the Board may loan all or part of the needed funds to or on behalf of the Company, subject to the requirements of this Section 4.3(b).  If a Member agrees to make a loan to the Company, the Company shall first offer each other Member the right to make a pro rata portion of such loan (as determined below in this Section 4.3(b)).  Each Member that elects to make a portion of such loan (including the Member that initially agreed to make the loan) shall make a portion of the loan equal to the product of (x) the aggregate amount of the loan, multiplied by (y) a fraction, the numerator of which is the number of issued and outstanding Units then owned by such Member plus, in the case of M-B Holdings, the number of Units into which the Convertible Note is convertible, and the denominator of which is the total number of issued and outstanding Units held by all such Members plus, if M-B Holdings is making a portion of the loan, the number of Units into which the Convertible Note is convertible.  Any loan made pursuant to this Section 4.3(b) shall bear interest at the prevailing rate for similar debt on the date of such advance, as reasonably determined by the Board, from the date of the advance until the date of payment and shall be on such other terms and conditions as approved by the Board.  The Board, upon determining that a loan from Members is in the best interest of the Company, shall give each Member notice of the amount and terms of the loan in reasonable detail and any Member desiring to participate in the loan, as provided herein, must give written of its election to participate pursuant to this Section 4.3 by the close of business on the tenth day after receipt of the notice from the Company.  If any Member elects not to participate in the loan up to such Member’s allowable portion thereof, such portion shall be allocated to each other participating Member, pro rata, in the same proportion of the total number of Units held by that participating Member (plus, in the case of M-B Holdings, the number of Units into which the Convertible Note is convertible) bears to the total number of issued and outstanding Units held by all Members electing to participate in the loan. Notwithstanding the foregoing, if due to time constraints, the Board determines that it is in the best interest of the Company to borrow funds from a Member before other Members have an opportunity to elect to participate in the loan as provided herein, the Company may borrow the funds on an interim basis from a Member or Members while the offer to participate in the loan is made to and being considered by all Members.

4.4                               No Return of Contributions.  A Member is not entitled to the return of any part of the Member’s Capital Contribution.  An unrepaid Capital Contribution is not a liability of the Company or of any Member.  For the avoidance of doubt, no Member is required to contribute or to lend any cash or property to the Company to enable the Company to return another Member’s Capital Contribution.

4.5                               Capital Accounts.  A Capital Account shall be established and maintained for each Member as provided in Annex B.  Upon the transfer of a Unit, the transferee shall succeed to the corresponding portion of the Capital Account of the transferor as provided in Section B.2(b) of Annex B.

4.6                               Profits and Losses.  Profits and Losses shall be allocated to the Members in accordance with Annex B.

4.7                               Evidence of Units.  The Units will not be evidenced by certificates, but will be as reflected on the books and records of the Company.

4.8                               Record Holders of Units.  The Company shall be entitled to treat the Person in whose name any Units of the Company stand on the books and records of the Company as the absolute owner thereof, and as a Member holding the membership interest evidenced by those Units.  The Company shall not be bound to recognize any equitable or other claim to, or interest in, such Units on the part of any other Person, whether or not the Company has express or other notice of any such claim.

4.9                               Tax Treatment of the Transactions Under the Merger Agreement.  On the date of this Agreement and in connection with the execution of this Agreement, the Company acquired all of the membership interests of ATC pursuant to the ATC Merger, and the Company acquired all of the membership interests of ATC Realty pursuant to the Realty Merger.  For federal income tax purposes, the ATC Merger and the Realty Merger shall be treated as provided in Section 6.8(i) of the Merger Agreement.  With regard to the ATC Merger, M-B Holdings shall be treated as conveying the ATC Assets to the Company in return for the Rollover Units, the assumption of liabilities of ATC, except to the extent M-B Holdings is required to indemnify the Company for such liabilities, and other consideration set forth in the Merger Agreement with respect to the ATC Merger (the “Total ATC Consideration”).  Pursuant to Treasury Regulation Section 1.707-3, the deemed conveyance of the ATC Assets to the Company in return for the Total ATC Consideration shall be treated (i) as a contribution by M-B Holdings to the Company of a fractional share of each of the ATC Assets to which Code Section 721 applies to the extent permitted by Treasury Regulation Section 1.707-3 (such fractional shares, the “Deemed Contributed Assets”), and (ii) as a taxable sale by M-B Holdings with respect to the remaining fractional share of each of the ATC Assets.  In determining the portion of the ATC Assets that constitute Deemed Contributed Assets, the cash portion of the Total ATC Consideration shall be treated as a distribution of debt proceeds pursuant to Treasury Regulation Section 1.707-5(b) to the maximum extent permitted thereunder.  The cash portion of the Total ATC Consideration not treated as a distribution of debt proceeds pursuant to the preceding sentence shall be treated as a reimbursement of capital expenditures pursuant to Treasury Regulation Section 1.707-4(d) to the maximum extent permitted thereunder.  No party to this Agreement (or any of its Affiliates) shall take any position (whether in a tax return, an audit, or otherwise) that is inconsistent with the treatment set forth in this Section 4.9, unless required to do so by applicable law.

4.10                        Units Held by a Key Manager.  The Company is entering into a subscription agreement with each Key Manager on the date of this Agreement.  Each subscription agreement sets forth various rights and obligations with respect to the Units held by each Key Manager.

ARTICLE 5
MEMBERS

5.1                               Powers of Members.

(a)                                 The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement.

(b)                                 No Member, acting in his, her or its capacity as a Member, shall: (i) have the power to sign for or to bind the Company; (ii) take any part in the management of the business of, or transact any business for, the Company or its subsidiaries; or (iii) except as required by the Delaware Act and specifically provided in this Agreement, have any right to vote on or consent to any matter.

5.2                               Voting Rights of Members.  Each Unit shall entitle the holder thereof to one vote on each action to be voted on by the Members.

5.3                               Action by Members.  Except as otherwise provided in the Delaware Act, the Certificate, or this Agreement, whenever any action is to be taken by vote of the Members, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all Members entitled to vote thereon.

5.4                               Meetings of Members.

(a)                                 Quorum.  A meeting of the Members shall not be organized for the transaction of business unless a quorum is present.  The presence of Members entitled to cast at least a majority of the votes that all Members are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter.  The Members present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough Members to leave less than a quorum.  If a meeting cannot be organized because a quorum has not attended, the Members present may adjourn the meeting to such time and place as they may determine.

(b)                                 Location.  All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or outside the State of Delaware as shall be specified or fixed in the notice thereof.

(c)                                  Adjournment.  The chairman of the meeting or individual designated by the Board and present at the meeting or the Members present and entitled to vote shall have the power to adjourn a meeting from time to time, without any notice other than announcement at the meeting of the time and place at which the adjourned meeting will be held.

(d)                                 Call of Meeting.  A meeting of the Members for any proper purpose or purposes may be called at any time by the Board.  Only business within the purpose or purposes described in the notice of the meeting may be conducted at a meeting of the Members.  The notice shall specify the time and location of the meeting.

(e)                                  Notices.  Notice of a meeting of Members shall be given to the Members at least 10 days but not more than 60 days before the date of such meeting.

(f)                                   Waiver of Notice.  A waiver of notice of a meeting signed by the Member entitled to the notice, whether before or after the meeting, shall be deemed equivalent to the giving of the notice.  Attendance of a Member at a meeting constitutes a waiver of notice of the meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(g)                                  Conduct of Meetings.  All meetings of the Members shall be presided over by the Board, an individual designated by the Board or, in the absence of the Board or an individual designated by the Board, an individual chosen by the Members present.  The Person presiding at the meeting shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion at such meeting.

5.5                               Action by Consent or Remote Participation.

(a)                                 Action by Consent.  Any action required or permitted to be taken at a meeting of Members may be taken without a meeting and without a vote, upon the consent of the Members who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all Members entitled to vote thereon were present and voting.  The consents shall be in writing or in electronic form and shall be filed with the Board.  The Company shall provide any non-consenting Members with prompt written notice of any such action.

(b)                                 Remote Participation.  The presence or participation, including voting and taking other action, at a meeting of Members, by conference telephone or other electronic means, including, without limitation, the Internet, shall constitute the presence of, or vote or action by, the Member.

5.6                               Waiver of Partition.  No Member shall, either directly or indirectly, take any action to require partition or appraisement of the Company or of any of its assets or properties or cause the sale of any Company assets or property, and notwithstanding any provisions of applicable law to the contrary, each Member (and its successors or assigns) hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to its Units, or with respect to any assets or properties of the Company, except as expressly provided in this Agreement.

5.7                               Resignation.  Subject to Article 7 with respect to Permitted Transfers, a Member may not at any time withdraw, resign or retire as a Member from the Company.  The Company may recover damages for breach of this Section 5.7 if any Member violates this Section 5.7 and may offset the Company’s damages against any amount payable as a distribution to a Member purporting to withdraw, resign or retire from the Company.

ARTICLE 6
 MANAGEMENT

6.1                               Management by Board.

(a)                                 Exclusive Responsibility.  The business and affairs of the Company shall be managed by or under the direction of a Board of the Company (the “Board”) consisting of natural persons designated as “managers” of the Company as provided below (“Managers”).  Except as otherwise provided herein (including, without limitation, Section 6.6), the Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein.  A Member, as such, shall not take part in, or interfere in any manner with, the management, conduct or control of the business and affairs of the Company, and shall not have any right or authority to act for or bind the Company.

(b)                                 Authority.  Only those Managers and officers who are authorized from time to time by a majority of the Managers (subject to Section 6.6) or otherwise authorized pursuant to a written employment agreement shall have the right and authority to act for or bind the Company.

(c)                                  Composition of Board; Voting Agreement.  Subject to the terms of this Agreement, the Board shall have six members.  The Board shall be constituted as follows:

(i)                                     Three persons shall be designated collectively by TRP I and TRP II;

(ii)                                  One person shall be designated by Penske; and

(iii)                               For so long as M-B Holdings and its Affiliates collectively own at least ten percent (10%) of the issued and outstanding Units, two persons shall be designated by M-B Holdings.

The right of M-B Holdings to designate two Managers pursuant to this Section 6.1(c) may be modified as follows:  (Y) if M-B Holdings and its Affiliates collectively own less than ten percent (10%) of the issued and outstanding Units, but owns greater than or equal to five percent (5%) of the issued and outstanding Units, then M-B Holdings shall only have the right to appoint one person to the Board and TRP shall appoint the other Manager; and (Z) if M-B Holdings and its Affiliates collectively own less than five percent (5%) of the issued and outstanding Units, then M-B Holdings shall no longer be entitled to appoint any Managers to the Board and all Board seats formerly designated for Managers appointed by M-B Holdings shall be designated for Managers appointed by TRP with the prior approval of Penske, whose approval shall not be unreasonably withheld.

(d)                                 Transferability.  The rights of M-B Holdings to designate or serve as a Manager (or appoint an observer) under Section 6.1(c) are non-transferable.  The rights of any TRP Party to designate a Manager under Section 6.1(c) may be transferred only in connection with a Transfer of all of the Units then held by such TRP Party.

(e)                                  Removal of Managers.  A Manager designated (or observers appointed) pursuant to Section 6.1(c) may be removed with or without cause by, and only by, the Member then entitled to designate the seat held by such Manager.

6.2                               Officers; Delegation and Duties.  The Company shall have such officers, other employees and agents as shall be necessary or desirable to conduct its business.  The Board may elect a Member, Manager or other Person to serve as an officer of the Company.  The Board may assign titles to the officers it elects.  Unless the Board decides otherwise, if the title is one commonly used for officers of a business corporation, the assignment of that title shall constitute the delegation of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made by the Board.  Any number of offices may be held by the same Person.  The salaries or other compensation, if any, of the officers, other employees and agents of the Company shall be fixed from time to time by the Board or such other Persons as have been delegated that authority.

6.3                               Meetings of the Board.

(a)                                 Quorum; Manner of Acting.  Unless otherwise provided in the Certificate or this Agreement, a majority of the Board in office shall constitute a quorum for the transaction of business by the Board, and the act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board.  A Manager who is present at a meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the secretary of the meeting before the adjournment thereof or delivers the dissent to the Company immediately after the adjournment of the meeting.  The right to dissent shall not apply to a Manager who voted in favor of the action.  Each Manager shall have one vote on the Board.

(b)                                 Location.  Meetings of the Board may be held at such place or places as shall be determined from time to time by the Board.

(c)                                  Waiver of Notice.  A waiver of notice of a meeting signed by the Manager entitled to the notice, whether before or after the meeting, shall be deemed equivalent to the giving of the notice.  Attendance of a Manager at a meeting constitutes a waiver of notice of the meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(d)                                 Regular Meetings.  Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by the Board.

(e)                                  Special Meetings.  Special meetings of the Board may be called by any Manager on not less than twenty four (24) hours’ notice to each other Manager either personally, by telephone, by mail or facsimile.  A notice shall specify the time and place of the meeting, but need not specify the purpose of the meeting.

(f)                                   Observers.  For so long as M-B Holdings is entitled to appoint one or more Managers to the Board, Darcie Miciotto and Jeff Bowen shall be appointed as Observers.  If M-B Holdings’ right to designate a Manager terminates, then it shall have the right to appoint one Observer to all Board meetings as long as it holds of record five percent (5%) of the issued and outstanding Units, after which the right to appoint an Observer shall cease (and shall not be restored by any subsequent acquisition of Units).  Each of TRP and Penske shall have the right to appoint one Observer.  Observers shall be provided with copies of notices, minutes, consents and other material provided to the Managers.  Observers shall have no participation or voting rights of any kind.  The Company (or its subsidiaries) shall reimburse Observers for reasonable out of pocket expenses actually incurred by them as a result of attending the meetings of the Board, including any committees and subcommittees thereof.

6.4                               Action by Consent or Remote Conference.

(a)                                 Action by Consent.  Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if, prior or subsequent to the action, all of the Managers consent thereto in writing, and the writing is filed with the minutes of the proceedings of the Board.  Any such action by written consent shall have the same force and effect as a majority vote of the Managers.

(b)                                 Remote Participation.  Managers may participate in Board meetings by conference telephone or other communications equipment by which all participating Managers may hear each other and such participation in a meeting shall constitute presence in person at the meeting.

6.5                               Compensation of Managers.  Managers shall not receive compensation for their services as Managers.  However, Managers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service as Managers.

6.6                               Limitations of the Authority of the Board.  Notwithstanding Section 6.1(a) or any other provision of this Agreement, the Board may not cause the Company (or any subsidiary) to do any of the following without the written approval of M-B Holdings so long as M-B Holdings and its Affiliates, collectively, own at least ten percent (10%) of the issued and outstanding Units, or without the consent of Penske so long as it owns at least ten percent (10%) of the issued and outstanding Units; provided, however, that such consent shall not be unreasonably withheld, conditioned or delayed:

(a)                                 borrow money or otherwise create, refinance or assume indebtedness (excluding capital leases) in excess of the greater of:  (i) the product of 3.5 multiplied by ATC’s EBITDA for the trailing 12 months ending on the last day of the prior calendar month; or (ii) $75,000,000, excluding indebtedness related to real estate, floorplan financing and the sale/leaseback of any assets;

(b)                                 enter into or amend any agreement with TRP or its Affiliates, except as otherwise provided in this Agreement;

(c)                                  create one or more encumbrances on all or any part of the assets of the Company, other than in the ordinary course of business or to secure indebtedness that does not otherwise require the consent of M-B Holdings and Penske;

(d)                                 make distributions of Operating Cash Flow or Capital Transaction Proceeds other than pursuant to this Agreement, including any distributions other than as provided in Article 9;

(e)                                  redeem, purchase or otherwise acquire any Units for a purchase price in excess of $5,000,000 in the aggregate in a single transaction or series of related transactions;

(f)                                   cause or permit any subsidiary of the Company to issue any securities to any Person other than the Company;

(g)                                  make any decisions to settle or compromise any matter raised by the Internal Revenue Service (including by TRP in its capacity as Tax Matters Partner pursuant to Section 12.1(a)) that would disproportionately affect M-B Holdings or its shareholders (for which Penske’s consent shall not be required) or that would disproportionately affect Penske (for which M-B Holdings’ consent shall not be required);

(h)                                 do any act in contravention of this Agreement;

(i)                                     do any other act for which this Agreement requires the approval of M-B Holdings or Penske, as the case may be;

(j)                                    give any consent or approval under any contract or agreement if the subject of such consent or approval would require the approval of M-B Holdings or Penske under this Section 6.6 were it to be undertaken directly by the Company; or

(k)                                 cause or permit any subsidiary of the Company to take any action that would require the approval of a M-B Holdings or Penske under this Section 6.6 if such action were undertaken directly by the Company.

6.7                               Refinance or Prepayment of the Acquisition Indebtedness.  The Board shall notify M-B Holdings at least five (5) days prior to refinancing or prepaying all or any portion of the indebtedness that was utilized to finance the payment of the cash portion of the Total ATC Consideration.  The preceding sentence shall not be construed as requiring the consent or approval of M-B Holdings to refinance or prepay all or any portion of such indebtedness.

ARTICLE 7
TRANSFERS

7.1                               General Transfer Provisions and Restrictions.

(a)                                 In addition to any other restriction under applicable federal or state securities laws, no Member shall (or shall agree to) transfer, give, donate, sell, convey, assign, pledge, hypothecate or otherwise encumber or dispose of (“Transfer”) to any Person, whether voluntarily or by operation of law (subject to Article 8) all or any portion of, or right in or to, its Units, except for Permitted Transfers (as defined below) or sales made in accordance with terms and conditions hereafter set forth in this Agreement.

(b)                                 Notwithstanding Section 7.1(a), and subject to the provisions of this Article 7 relevant to the Transfer (including, without limitation, Sections 7.2 and 7.3, if applicable), Units may be Transferred as follows (each a “Permitted Transfer”): (i) any Member may Transfer Units held by it to an Affiliate or to the Company; (ii)  any TRP Party may Transfer any or all of the Units then held by it in one transaction or a series of transactions at such price, and on such other terms and conditions as it may determine to be appropriate; (iii) any Member that is a natural person may Transfer any of the Units then held by such Member to such Member’s lineal descendants, such Member’s parents, spouse, siblings, and lineal descendants thereof, and any family limited partnership, limited liability company, trust or other fiduciary or other entity either controlled by or solely for the benefit of (A) such Member, (B) such Member’s lineal descendants, or (C) such Member’s parents, spouse, siblings, or lineal descendants of any thereof; or to an organization qualified under Section 501(C)(3) of the Code; (iv) any Member may Transfer Units in compliance with Section 7.2; and (v)  any Member may Transfer Units in a transaction approved by all members of the Board of Managers or in a transaction effected pursuant to Section 7.3.

7.2                               Right of First Offer.  If at any time during the term of this Agreement any Member (an “Offering Member”) proposes to offer to Transfer any Units to any Person (other than pursuant to a Permitted Transfer described in clause (i) or (iii) of Section 7.1(b)), then prior to effecting such Transfer:

(a)                                 Such Offering Member shall give the Company and the other Members (the “Other Members”) written notice of the Offering Member’s intention, specifying the number of Units proposed to be Transferred (the “ROFO Units”), the proposed price therefor (the “Transfer Price”), and the other material terms upon which such Transfer is proposed to be made, including such other terms and information as the Company or the Other Members may reasonably request (collectively, the “Transfer Notice”).

(b)                                 The Company shall have the right, exercisable by written notice given to such Offering Member and the Other Members within ten (10) business days after delivery of the Transfer Notice, to purchase all (but not less than all) of the ROFO Units at the Transfer Price.  If the Company does not exercise its option, each of the Other Members shall have the option, exercisable by written notice given by such Other Members to the Offering Member within ten (10) days following the expiration of the Company’s option, to purchase such Other Member’s pro rata share of the ROFO Units.   For this purpose, an Other Member’s pro rata share equals the product of (x) the number of ROFO Units multiplied by (y) a fraction, the numerator of which is the number of issued and outstanding Units then owned by such Other Member plus, in the case of M-B Holdings, the number of Units into which the Convertible Note is convertible, and the denominator of which is the total number of Units then issued and outstanding and held by all Other Members (plus the number of Units into which the Convertible Note is convertible if M-B Holdings is an Other Member).  If one or more Other Members exercise their rights of first offer pursuant to this Section 7.2 and, after the expiration of the ten (10) business day period during which the Other Members may so exercise their rights, no exercise was made with respect to a portion of the ROFO Units to be Transferred by the Offering Member (collectively, the “Reoffered ROFO Units”), such Reoffered ROFO Units shall be re-offered by the Offering Member to the exercising Other Members by written notice thereof.  Each such exercising Other Member shall have an additional ten (10) business days following the receipt of such notice to notify the Offering Member in writing of his, her or its intent to purchase any Reoffered ROFO Units and shall be entitled to purchase his, her or its pro rata share of such Reoffered ROFO Units (determined under the principles set forth above in this Section 7.2(b) applied to the exercising Other Members), or otherwise in such proportions as the exercising Other Members mutually agree.  The procedure set forth above shall continue until rights to purchase all (but not less than all) of the Offering Member’s ROFO Units have been exercised by the Company and/or Other Members in a timely manner.  If all ROFO Units identified in the Transfer Notice are not purchased by the Company and/or the Other Members, then the Offering Member shall have no obligation to sell any of the ROFO Units to the Company and/or the Other Members and shall have the option, exercisable by written notice to the Company and all other Members, to (i) rescind its offer to Transfer the ROFO Units and retain all of the ROFO Units, or (ii) Transfer the ROFO Units pursuant to Section 7.2(d) below.

(c)                                  If the Company or the Other Member(s) (each an “Optionee”) exercises a right of first offer hereunder, a single closing for the purchase of the ROFO Units (including any Reoffered ROFO Units) with respect to which such right(s) were exercised shall take place within thirty (30) business days after the expiration of all applicable notice periods, which period of time shall be extended if necessary to comply with applicable securities laws, other federal law applicable to such transaction or similar state or local laws.  The exercise of an Optionee’s right of first offer under this Section 7.2 shall legally obligate such Optionee and the Offering Member to consummate the purchase of the ROFO Units (including any Reoffered ROFO Units) contemplated thereby, and each such Optionee and the Offering Member shall use all reasonable efforts to secure any approvals required in connection with such purchase and to consummate such transaction.

(d)                                 If none of the Company or any of the Other Members exercises its respective rights of first offer under this Section 7.2 within the time allowed under this Agreement for such exercise, or fails to purchase the entire ROFO Units (including any Reoffered ROFO Units) pursuant to any such exercise or exercises in accordance with this Section, the Offering Member, subject to Section 7.3 (if applicable), shall be free, during the period of the later of (i) one hundred eighty (180) days following the expiration of such time for exercise or such failure to purchase pursuant to any exercise, whichever occurs later and (ii) the Offering Member’s compliance with Section 7.3 (if applicable) to sell the ROFO Units (including any Reoffered ROFO Units) (or such remaining ROFO Units, as the case may be) specified in such Transfer Notice to any Person at a price that is not less than an amount equal to ninety percent (90%) of the Transfer Price set forth in such Transfer Notice and on other terms which, in the aggregate, are not materially more favorable to such Offering Member than the terms specified in such Transfer Notice, and any proposed Transfer during such period that involves a Transfer Price lower than ninety percent (90%) of the Transfer Price set forth in such Transfer Notice on terms, which in the aggregate, are materially more favorable to such Offering Member than the terms specified in such Transfer Notice, then the Offering Member shall be required to reoffer the ROFO Units to the Company and the Other Members at the lower Transfer Price and on the more favorable terms, in accordance with this Article 7.  Thereafter, any proposed Transfer by such Offering Member shall be subject to Section 7.1 and require a new Transfer Notice.

(e)                                  The purchase price for Units purchased under this Section 7.2 by either the Company or the Other Members shall be the Transfer Price.  The purchase and sale shall otherwise be on the applicable terms and conditions set forth in the Transfer Notice.  The full amount of the purchase price for Units purchased pursuant to this Section 7.2 shall be paid in full in cash at the closing described in Section 7.2(c) hereof; provided that, if the Transfer Notice provided for payment for any of the ROFO Units, in whole or in part, by means of any consideration other than cash, the Company or the Other Members, as the case may be, may purchase the Units for such consideration, or for its cash equivalent.  A competent independent appraiser mutually selected by the Company (if applicable), the exercising Other Members (if applicable), and the Offering Member shall fix the cash equivalent of such consideration.  In the event that the Company (if applicable), the exercising Other Members (if applicable), and the Offering Member cannot select a mutually acceptable appraiser, each shall select a competent, independent appraiser, which appraisers shall then select a third or fourth, as the case may be, competent, independent appraiser, whose determination as to value shall be conclusive and binding on the parties.  Costs of such appraisals shall be borne 50% by the Offering Member and 50% by the Company, if the Company is purchasing the Units, or the exercising Other Members

(on a pro rata basis based upon the number of Units being purchased by each of the exercising Other Members).

7.3                               Tag-Along Rights.

(a)                                 Subject to first complying with Section 7.2, if at any time any Member proposes to sell to any Person (the “Buyer”) for value, in one or a series of transactions, other than pursuant to a Permitted Transfer under Section 7.1(b)(i) or (iii), all or any portion of the aggregate Units then owned by such Member (the Party proposing to sell its Units pursuant to this Section 7.3 is hereinafter referred to as the “Transferor Member(s)”), then each of the other Members shall have the right (“Tag-Along Right”) to cause the Transferor Member(s) to condition its sale to the Buyer of any Units owned by it on the purchase by the Buyer, at the same price and on the same terms and conditions as are applicable to the Units being sold by the Transferor Member(s), of that number of Units owned by such other Member as shall be determined by multiplying X and Y, where:

X = the total number of Units proposed to be sold by the Transferor Member(s), and

Y = a fraction, the numerator of which is the number of Units owned by such other Member plus, in the case of M-B Holdings, the number of Units into which the Convertible Note is convertible, and the denominator of which is the number of Units owned by all other Members (other than the Transferor Member(s)) who wish to participate in the sale of Units pursuant to this Section 7.3 (plus the number of Units into which the Convertible Note is convertible if M-B Holdings wishes to participate) plus the aggregate number of Units owned by Transferor Member(s).

(b)                                 In connection with a sale under this Section 7.3, the Transferor Member shall deliver a written notice to each other Member (i) setting forth the terms of any proposed sales to which this Section 7.3 applies, (ii) offering such other Member the Tag-Along Right, and (iii) specifying the number of Units to which such other Member shall have the right to sell to the Buyer pursuant to this Section 7.3, together with such other documents required to be executed by such other Member with respect to such sale.  Any other Member who desires to exercise its Tag-Along Right shall notify the Transferor Member in writing before the thirty (30) day period commencing on the date of the Transferor Member’s notice, and shall deliver to the Transferor Member within such thirty (30) day period all documents previously furnished to such other Member for execution in connection with the sale of its Units.  Delivery by such other Member of such notice and such other documents shall constitute an irrevocable exercise by the other Member of its Tag-Along Right with respect to the sale in question.

(c)                                  The Transferor Member may, within 180 days from the date of the Transferor Member’s notice referred to in Section 7.3(b) consummate any sale and, promptly after such consummation, shall notify each other Member to that effect and shall furnish evidence of such sale and of the terms thereof as the other Members may reasonably request.  No later than the fifth business day following such sale, the Transferor Member shall cause to be remitted (subject to any holdbacks or escrows in connection with such sale and net of such other Member’s pro rata portion of all costs and expenses incurred in connection therewith) to each other Member who exercised its Tag-Along Right the proceeds of such sale attributable to the sale of such other Member’s Units.  If any such sale is not consummated within such 180 day period, the Transferor Member may not consummate a sale pursuant to this Section 7.3 unless it again provides the Tag-Along Rights contemplated above to each other Member and shall return to each other Member all documents that such other Member previously delivered in connection with such sale.

(d)                                 Notwithstanding anything in this Section 7.3 to the contrary, there shall be no liability on the part of the Transferor Member or any of its Affiliates to any Member if any sale of Units pursuant to this Section 7.3 is not consummated for whatever reason.  It is understood that the Transferor Member, in its sole discretion, shall determine whether to effect a sale of Units to any Person pursuant to this Section 7.3.

(e)                                  The rights granted under this Section 7.3 shall not apply to (i) Transfers among or between TRP Parties, or (ii) any transaction or series of transactions involving the Transfer by TRP Parties to another Member or Members.

7.4                               Take-Along Rights.

(a)                                 Notwithstanding Section 7.1, if at any time, the TRP Parties desire to effect a sale of the entire Company to an unrelated Person or entity in one transaction or a series of similar transactions (a “Sale Transaction”), the TRP Parties may, in their sole discretion, require each other Member to sell all (but not less than all) of the Units then held by it to such purchaser in accordance with this Section 7.4 provided that such other Members shall only be required to sell its Units at the same price per Unit and upon substantially the same terms as the TRP Parties.

(b)                                 If the TRP Parties elect to exercise their take-along rights in connection with a Sale Transaction, they shall deliver a notice to each other Member and to the Company, setting forth the terms of the Sale Transaction (including the proposed closing date for its consummation, which shall not be fewer than 30 days after the date of such notice) and all documents required to be executed by each other Member to consummate the Sale Transaction.  Each other Member shall deliver to the TRP Parties, at least seven days before the proposed closing date, all documents previously furnished to such other Member for execution in connection with the Sale Transaction.  If any other Member fails to deliver these documents and the transaction is subsequently consummated, the Company shall cause its books and records to show that the Units represented by the defaulting Member are bound by the provisions of this section and that Units held by it shall be Transferred only to the third party who purchased the Units in the Sale Transaction.

(c)                                  Any TRP Party may, within 180 days from the date of its notice referred to above, consummate any Sale Transaction and, promptly after such consummation, shall notify the Company and each other Member to that effect and furnish such evidence of the sale and of the terms thereof as any other Member may reasonably request.  The TRP Parties shall also cause to be remitted to each other Member that has complied with its obligations hereunder the proceeds of the sale attributable to the sale of such Member’s Units not later than the third business day following the sale (subject to any agreed holdbacks or escrows in connection with such sale, and net of such Member’s pro rata portion of all costs and expenses incurred in connection therewith).  If a Sale Transaction is not consummated within such one hundred eighty (180) day period, the TRP Parties may not thereafter consummate the proposed Sale Transaction without again complying with this Section 7.4 and shall return to each other Member all documents previously delivered to the TRP Parties in connection with the Sale Transaction.

(d)                                 Notwithstanding anything in this Section 7.4 to the contrary, there shall be no liability on the part of any TRP Party to any Member if any sale of Units pursuant to this Section 7.4 is not consummated for whatever reason, it is understood that the TRP Parties, in its sole discretion, shall determine whether to effect a sale of Units to any person pursuant to this Section 7.4.

(e)                                  The rights granted to the TRP Parties under this Section 7.4 shall not apply to Transfers among or between TRP Parties.

7.5                               Cooperation.  The Company and the Members (other than the TRP Parties) shall use their respective commercially reasonable efforts to aid the TRP Parties in the consummation of any Sale Transaction pursuant to Section 7.4.  Any Member participating in a sale of Units pursuant to Section 7.3 or Section 7.4 shall cooperate in consummating the sale of Units as contemplated hereby and shall take all actions necessary, proper or advisable in connection therewith as are reasonably requested by the TRP Parties, including casting its vote or providing its written consent in favor thereof if required by applicable law or requested by the TRP Parties.  As part of such cooperation in any sale of Units pursuant to Section 7.3 or Section 7.4, each such Member shall execute and deliver a purchase agreement pursuant to which each Member will severally (but not jointly) make representations and warranties relating to its ownership of and title to the Units being sold and other customary fundamental matters; provided that such Member shall have provided indemnification on a pro rata basis in respect of such representations or warranties of the Company and as to the business; provided further that the sole source for payment of any such indemnity by such Member (whether such indemnity is payable to the purchaser, the sellers’ representative or otherwise) will be funds from the net proceeds otherwise distributed to such Member; and provided further, that no such Member will be required to execute a letter or transmittal or similar document that provides for additional representations and warranties or more extensive indemnification.  All Members will bear their respective share of the costs and expenses of any actual or proposed Sale Transaction to the extent such costs are incurred for the benefit of all Members and not otherwise paid by the Company or the acquiring party.  Costs incurred by Members for their own behalf will not be considered costs of the Sale Transaction; provided, that in any event, the Company will pay the reasonable attorneys’ fees of one counsel chosen by the Members to represent their interests.  In connection with any Sale Transaction, each Member will execute and deliver a contribution agreement among the Members apportioning (on a pro rata basis) their indemnity and reimbursement obligations on customary terms and conditions, and subject to the limitations on these obligations set forth above.  In any Sale Transaction, one of the TRP Parties shall be designated the sellers’ representative on customary terms and conditions (but subject to the limitations set forth in this Section 7.5) and with customary indemnifications against liabilities, other than liabilities arising from actions taken or not taken in bad faith.

7.6                               Obligations Upon Transfer.  No Transfer of any Units shall relieve the transferor from any of its obligations to the Company under this Agreement except to the extent that such obligations are assumed by the transferee in a legally valid and binding agreement and such transferee has complied with all provisions of this Section 7.6.  All Transfers shall be by instrument in form and substance satisfactory to the Board and shall include (a) an executed counterpart of this Agreement accepting and adopting all of the terms and provisions of this Agreement, as the same may have been amended, (b) appropriate representations of the transferee, including a representation by the transferee that such Transfer was made in accordance with all applicable laws and regulations covering such other matters as the board may reasonably require and (c) all such other agreements and instruments of assignment and assumption as the Board may reasonably deem to be necessary or desirable to effectuate such Transfer.  The transferee shall be admitted as a substitute Member (a “Substitute Member”) when the conditions set forth in this Section 7.6(c) have been satisfied, and the Company shall list Substitute Members as Members on Annex A.  Any Transfer in violation of this Agreement shall be null and void and shall not operate to vest any rights in any transferee.  In any case of an attempted Transfer not permitted hereby, the parties attempting to engage in such Transfer shall indemnify and hold harmless (and hereby agree to indemnify and hold harmless) the Company and the other Members from all costs, liabilities, and damages that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and reasonable attorneys’ fees and expenses) as a result of such attempted Transfer and efforts to enforce the indemnity granted hereby.

7.7                               Expenses.  All expenses of the Company and of the Members occasioned by a Transfer of a Member’s Units permitted under Section 7.1 shall be borne by the Member effecting such Transfer.

7.8                               No Appraisal Rights.  No Member shall be entitled to any appraisal rights with respect to such Member’s Units, whether individually or as part of any class or group of Members, in the event of a merger, consolidation or other transaction involving the Company or its securities unless such rights are expressly provided by the agreement of merger, agreement of consolidation or other document effectuating such transaction.  Notwithstanding the foregoing, in the event that any TRP Party desires to sell the Company to any TRP Party or to any Affiliate of a TRP Party, the Company shall first obtain a fairness opinion from an independent, nationally recognized investment banking firm to ensure that the purchase price to be payable reflects the market value of the Company.

7.9                               Allocations with Respect to Assignor’s Interest.  Upon the Transfer pursuant to this section of all or any part of a Member’s Units, each item of Profits and Losses allocable to such Units shall be prorated (as to the transferred Units) between the transferor and transferee on the basis of the number of days in the taxable year of the Company preceding (and including) and succeeding, respectively, the date as of which the assignment or other instrument evidencing the Transfer is executed, or, in the case of a Transfer occurring by operation of law upon the death of a Member, the date of death, except that Profits and Losses from the sale or other taxable disposition of a Company capital asset shall be allocated to the Persons who were Members at the time such gain or loss was recognized by the Company.

ARTICLE 8
RIGHTS TO PURCHASE

8.1                               Rights To Purchase.  The Company and each Member shall have the rights set forth below to purchase all, but not less than all, of the Units held by any Member (which for the purposes of this Article 8 shall include any Units acquired by the Member or his or her personal representative before the closing of a purchase of Units by the Company or the other Members and after the date of the event giving rise to the rights to purchase) in accordance with the provisions of this Article 8.

(a)                                 If Units owned by any Member become subject to Transfer by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, (ii) attachment or garnishment, (iii) divorce, or (iv) distraint, levy, execution or other involuntary transfer (other than in accordance with the laws of descent and distribution), then such Member or his or her personal representative shall give the Company written notice thereof promptly upon the occurrence of such event, stating the terms of such proposed Transfer, the identity of the proposed transferee, the price or consideration, if any, for which the Units are proposed to be transferred, and the number of Units and type and number of other interest to be Transferred.  Upon receipt of such notice, or, failing such receipt, when the Company otherwise obtains actual knowledge of such Transfer, the Company and each other Member shall have the right (but not the obligation) to purchase from the Member, his or her personal representative, and the transferee (as appropriate), and, upon exercise of this option, the Member, his or her personal representative, and the transferee (as appropriate) shall be obligated to sell, all of the Units owned by such Persons and acquired from the Member immediately prior to the occurrence of such event (or subsequently acquired as provided above), as shall be specified in the notice of exercise, for a purchase price equal to the fair market value of such Units, as determined in accordance with Section 8.2, and upon such other terms as are set forth in this Article 8.  Notwithstanding the foregoing, at the request of the transferor and upon approval of the Board, the Company may purchase only those Units proposed to be Transferred in the case of an event occurring under clause (ii), (iii), or (iv).

(b)                                 If any Units held by a Member or his or her personal representative are Transferred by operation of law (e.g., in the event of the bankruptcy or death of a Member or the attachment or garnishment of Units), the transferee shall receive such Units subject to the provisions of this Agreement, including, but not limited to, the rights granted to the Company and the other Members to acquire such Units.

8.2                               Fair Market Value.  Fair market value for purposes of this Article 8 shall be based on the fair market value of all outstanding Units (and without any discount for the lack of liquidity for such Units or the minority nature of their interest in the Company).  Fair market value shall initially be determined in good faith by the Board and communicated to the Members, after consultation with the affected Member during which such Member shall have the right to provide information to the Board, and the Board shall provide to such Member copies of all valuations obtained by the Board.  Following such determination, if the Member whose Units are purchasable for fair market value believes that the value determined by the Board is less than the actual fair market value of the Units, such Member may request a valuation by an appraiser or investment banker reasonably acceptable to both such Member and the Board.  If the fair market value as determined by that appraiser or investment banker (applying the definition set forth above) equals or exceed 105% of the fair market value as determined by the Board, such determination shall be final and binding on the parties as the fair market value for the Units; in all other cases the determination by the Board shall control.  Any request for such an evaluation must be made within 10 days after notice of the Board’s determination of fair market value has been delivered to the selling Member, and any valuation shall be made within 30 days of the date on which it is requested, promptly communicated to the Company and to all Members. Within 10 business days after the completion of any such valuation requested, the Company and any Member shall have the right to revoke any exercise of its right to purchase such Units (if made previously) by delivering written notice of revocation to the selling Member and all other Members and the Company.  The fees and expenses of any valuation requested pursuant to the preceding section shall be paid by the selling Member requesting it, unless the appraisal indicates that the fair market value of the Units is greater than 120% of the initial fair market value established by the Board, in which case the Company shall pay the cost of the appraisal.

8.3                               Exercise; Timing.  The purchase option arising pursuant to Section 8.1(a) above must be exercised by the Company by giving written notice to the affected Member within 180 days after the right to purchase has accrued under Section 8.1(a).  The Company shall immediately notify each Member when it has become aware that any right to purchase Units has arisen pursuant to Section 8.1(a) and shall keep the other Members apprised of any decision that it may make to exercise or not exercise its right to purchase Units.  If the Company does not exercise its right to purchase all Units that it is entitled to purchase pursuant to Section 8.1(a), the Members shall have the right to purchase any such Units not purchased by the Company in a manner and proportion calculated consistently with Section 4.2.

8.4                               Closing; Consideration To Be Paid.

(a)                                 The closing of any sale pursuant to this Article 8 shall be held as promptly as practicable (but in any event within 60 days) after the applicable preconditions to such Transfer have been satisfied, at the Company’s principal offices at 10:00 a.m. local time, or at such other time and place as may be reasonably acceptable to the Company.  At the closing of any sale pursuant to this Article 8, the selling Member shall deliver all documents necessary to effect such Transfer.  In consideration therefor, the Company shall pay the purchase price.

(b)                                 The Company may pay the purchase price for the Units pursuant to this Article 8, in the sole discretion of the Board, in cash or through a promissory note with a maturity date of three (3) years from the date of issuance bearing interest at a rate equal to the prime rate (as quoted by The Wall Street Journal on the Closing Date), calculated from the Closing Date to the date such payment is made.  The note will be subordinated to all amounts payable by the Company to its principal lender on terms and conditions acceptable to that lender.

(c)                                  If at the closing the selling Member has any outstanding monetary obligation to the Company, any of its subsidiaries or to another purchaser, the Company and any such purchaser shall have the right to set-off any such obligations against the purchase price to be paid to the seller by it, and that purchase price shall be reduced accordingly.  The calculation of such setoff and the identification and amount of the obligation shall be given to the seller in a notice not less than five days before such closing.

ARTICLE 9
DISTRIBUTIONS

9.1                               Distributions of Tax Distribution Amount.  Except with respect to the year in which the Company is liquidated in accordance with Section 11.2, the Company shall distribute to each Member with respect to each year an amount of Operating Cash Flow, to the extent available, equal to such Member’s Tax Distribution Amount for such year.  Such distributions shall be made on a quarterly or other basis in a manner reasonably determined by the Board to enable the Members to satisfy both estimated and final tax payment requirements with respect to the applicable year.  If the aggregate, cumulative Tax Distribution Amount distributed to a Member pursuant to this Section 9.1 is greater than or less than the amount that such Member would have received if the aggregate, cumulative amount of such distributions to all Members had been made based upon each Member’s Capital Percentage, then such excess or deficiency shall be referred to as such Member’s “Tax Distribution Excess” or “Tax Distribution Deficiency.”

For the sake of clarity, each Member’s accumulated Tax Distribution Excess or Deficiency shall be calculated as the net deficiency or excess to the date of determination taking into account all Tax Distribution Deficiencies and Tax Distribution Excesses to that date for such Member, and each Tax Distribution Excess or Deficiency shall be increased each year by an interest factor that equals the amount of interest that would accrue on such amount if it were a Federal income tax deficiency.

9.2                               Other Distributions.  Except as otherwise provided in this Article 9 or Section 11.3, Operating Cash Flow and Capital Transaction Proceeds shall be distributed to the Members in the following manner:

(a)                                 first, to the Members with Tax Distribution Deficiencies in proportion to such Tax Distribution Deficiencies until all of those deficiencies have been eliminated and such Members have also received aggregate additional distributions under this Section 9.2(a) equal to the aggregate Tax Distribution Excesses;

(b)                                 second, to each Member in proportion to their Capital Percentages until each Member has received an aggregate, cumulative amount pursuant to this Section 9.2(b) that, taken together with any aggregate, cumulative amount distributed to such Member pursuant to Section 9.2(a), equals (i) in the case of a Member that had a Tax Distribution Excess as a result of the distributions made under Section 9.1, an amount equal to such Member’s Capital Contribution minus such Tax Distribution Excess, (ii) in the case of a Member that had a Tax Distribution Deficiency as a result of the distributions made under Section 9.1, an amount equal to such Member’s Capital Contribution plus such Tax Distribution Deficiency, and (iii) in the case of a Member that had no Tax Distribution Excess or Tax Distribution Deficiency as a result of the distributions made under Section 9.1, an amount equal to such Member’s Capital Contribution; and

(c)                                  third, to each Member in proportion to their Capital Percentages.

The timing of all distributions other than Tax Distribution Amounts shall be in the discretion of the Board; provided, however, that notwithstanding the foregoing or anything contained in this Agreement to the contrary, for so long as the Convertible Note is outstanding, the Company shall not make any distributions other than Tax Distribution Amounts without the written consent of M-B Holdings (which consent M-B Holdings may withhold in its sole and absolute discretion).

9.3                               Conversion to Corporation in Connection with IPO.

(a)                                 In connection with an initial public offering (an “IPO”) of equity interests in the Company (which, for the purposes of this Section 9.3, shall be deemed to include any successor to the Company’s business), the Board shall have the discretion to convert the Company into a corporation in such fashion as the Board considers appropriate, provided that (i) the transaction will be treated as an exchange under Code Section 351, which is nontaxable to the Members (except as otherwise provided under Code Section 357) or otherwise will not generate any material tax liabilities for any Member, and (ii) the Company shall use commercially reasonable efforts to structure such conversion in a manner that permits the Company’s stockholders to include their holding periods (for purposes of Rule 144 under the Securities Act of 1933) in respect of interests in the Company in calculating their respective holding periods in respect of shares of common stock received in the transaction.  Notwithstanding the foregoing, the Company shall not be required to structure a transaction in the manner contemplated hereby if the Board determines in good faith that it would not be permissible under applicable securities laws, detrimental to the Company and its Members or unduly burdensome or expensive, or reasonably likely to delay significantly the IPO.  In the event of such a conversion of the Company into a corporation, all interests of the Members in the Company shall be converted into shares of common stock of such corporation, with each Member receiving the amount of shares that corresponds to such Member’s positive Capital Account balance after such Capital Accounts have been adjusted to reflect the Gross Asset Value of such shares of common stock (on the assumption that such Gross Asset Value equals the offering price under the IPO).

(b)                                 In the event of an IPO, the Company and its stockholders shall in good faith negotiate and, prior to such IPO (if practicable), enter into a registration rights agreement containing provisions customary in such agreements, including provisions related to the representations of the parties, permitted cutbacks (based on pro rata ownership of the series and class of the Company’s Equity Securities being sold pursuant to such offering) and exclusions of certain registration statements from such registration rights, and indemnity, standstill and blackout provisions.  In addition to such customary provisions, such registration rights agreement shall provide that (i) the Company’s stockholders shall collectively be entitled on not more than one occasion to require the Company to register their Equity Securities on certain registration statements filed under Securities Act of 1933 with respect to the sale of Equity Securities for an aggregate offering price of at least $50 million, and (ii) “piggyback” registration rights.  The Company’s stockholders shall be entitled to participate in an IPO only if, and to the extent that (based upon pro rata ownership of the series and class of the Company’s Equity Securities being sold pursuant to such offering), the TRP Parties participate in the IPO.  Notwithstanding the foregoing, in the event of the IPO, no Company stockholder shall sell or otherwise transfer or dispose of any Company securities held by stockholder (other than those included in the registration relating to such offering) for a period specified by the representative of the underwriters of the common stock being sold in such offering, which period shall not exceed 180 days (or, in the case of any stockholder who is not an officer or director, such shorter period as may be applicable to any TRP Party) following the effective date of the registration statement of the Company filed under the Securities Act of 1933, as amended, relating to such offering.

9.4                               Limitation on Distributions.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its membership interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or other applicable law or cause a default or event of default under any indebtedness for borrowed money.

ARTICLE 10
BOOKS AND RECORDS

10.1                        Books, Records and Financial Statements.  At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company’s business in accordance with United States generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement.  Such books of account, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company.

10.2                        Accounting Method.  For both financial and tax reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company’s business.

10.3                        Information Rights.

(a)                                 Periodic Reporting.  The Company shall furnish the following reports to each Member:

(i)                                     Within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries for such year, in each case, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of recognized standing selected by the Company.

(ii)                                  Within 45 days after the end of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, for such year, and consolidated statements of income and cash flows of the Company and its subsidiaries for such year, in each case, prepared in accordance with generally accepted accounting principles consistently applied.

(iii)                               Within 30 days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, in each case, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments.

(b)                                 Board Meeting Information.  Promptly after the occurrence of any meeting of the Board or any committee thereof or any written consent in lieu of any such meeting, the Company shall report to each Member holding more than 5% of the outstanding Units that requests such report with respect to any material actions by the Board or such committee at such meeting or by such consent.

(c)                                  Information Rights Under Law.  The provisions of Sections 10.3(a) and (b) shall not limit any other rights which any Member may have under applicable law with respect to the books and records of the Company and its subsidiaries, or to inspect their respective properties or discuss with their officers, directors or agents their affairs, finances and accounts.

10.4                        Financial Accounts.  The Company shall establish and maintain one or more separate bank and investment accounts with financial institutions and firms that the Board determines.  The Company’s funds shall not be commingled with the funds of any Member; provided, however, that Company funds may be invested in a manner which is the same as or similar to the Members’ investment of their own funds or investments by their Affiliates.

ARTICLE 11
DISSOLUTION, LIQUIDATION AND TERMINATION

11.1                        Dissolution.

(a)                                 The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

(i)                                     entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act; or

(ii)                                  the consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets.

(b)                                 The death, dissolution, retirement, resignation, expulsion or bankruptcy of a Member or the occurrence of any other event that terminates the continued membership of a Member shall not cause a dissolution of the Company.

11.2                        Liquidation and Termination.

(a)                                 On dissolution of the Company, the Members shall appoint one or more Persons (which may be a Member) as liquidator (the “Liquidator”).  The Liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act.  The costs of liquidation shall be borne as a Company expense.  Until final distribution, the Liquidator shall continue to operate the Company properties with all of the power and authority of a duly authorized Manager.  The steps to be accomplished by the Liquidator are as follows:

(i)                                     as promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of independent certified public accountants of the Company’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(ii)                                  the Liquidator shall first pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company to its creditors (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the Liquidator may reasonably determine), all in accordance with the provisions of the Delaware Act as may be applicable; and

(iii)                               after all of the debts, liabilities and obligations of the Company to its creditors have been paid, satisfied or discharged or adequate provision for payment and discharge thereof has been made as required by paragraph (ii) above, the Liquidator shall pay the Members as follows:

(1)                                 the Liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members;

(2)                                 with respect to all Company property that has not been sold, the Gross Asset Value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(3)                                 after completion of the steps in subparagraphs (1) and (2), the remaining assets shall be distributed to the Members in accordance with Section 9.2 (which, is expected to correspond with the Members’ Capital Accounts).

(b)                                 All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities relating to the assets distributed in kind theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributees pursuant to this Section 11.2.  The distribution of cash and/or property to a Member in accordance with the provisions of this Section 11.2 constitutes a complete return to the Member of its Capital Contribution and a complete distribution to the Member of its membership interest in the Company and all of the Company’s property.

(c)                                  Distributions pursuant to this Section 11.2 shall be made no later than such time as is required under Treas. Reg. Section 1.704-1(b)(2)(ii)(b)(2).

11.3                        Deficit Capital Accounts.  Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that a Member has a deficit Capital Account balance, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member’s Capital Account to zero.

11.4                        Certificate of Cancellation.  On completion of the distribution of Company assets as provided herein, the Company shall be terminated, and the Liquidator (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the office of the Secretary of State of the State of Delaware and take such other actions as may be necessary to terminate the existence of the Company.

ARTICLE 12
TAX MATTERS

12.1                        Tax Matters Partner.

(a)                                 TRP I is hereby designated as “Tax Matters Partner” of the Company for purposes of Code Section 6231(a)(7) and shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.  At any time, the Board may remove the Tax Matters Partner and appoint another Member to act as the Tax Matters Partner.

(b)                                 Each Member shall report for federal, state and local income tax purposes consistently with the relevant Schedules K-1 and corresponding state or local tax information provided to such Member by the Company, except to the extent such Member has knowledge that such information is not correct (in which case, such Member shall have the right to file a Form 8082 with the Internal Revenue Service).  Company tax returns shall be filed, and Schedules K-1 and other tax information provided to the Members, in accordance with Section B.8 of Annex B.

(c)                                  The Tax Matters Partner shall, within 20 days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member.

ARTICLE 13
LIABILITY, EXCULPATION AND INDEMNIFICATION

13.1                        Liability.  Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

13.2                        Exculpation.

(a)                                 No Covered Person shall be liable to the Company or to any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted in good faith by such Covered Person by or on behalf of the Company and in the reasonable belief that such act or omission was in or not opposed to the best interests of the Company, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s fraud, gross negligence or willful misconduct or by reason of such Covered Person’s negligent or willful breach of this Agreement.

(b)                                 A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits or Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

13.3                        Indemnification.

(a)                                 To the fullest extent permitted by applicable law: (a) the Company shall indemnify each Covered Person for any loss, damage or claim incurred by such Covered Person by reason of the fact that he, she or it is a Covered Person, except that no Covered Person shall be entitled to be indemnified to the extent of any loss, damage or claim incurred by such Covered Person by reason of the fraud, gross negligence or willful misconduct of such Covered Person or by reason of such Covered Person’s negligent or willful breach of this Agreement; provided, however, that such indemnity shall be provided out of and to the extent of Company assets only, and no Member shall have any personal liability on account thereof; and (b) each Covered Person shall indemnify the Company and each other Covered Person for any loss, damage, or claim incurred by the Company or such indemnified Covered Person by reason of the fraud, gross negligence or willful misconduct of such indemnifying Covered Person.

(b)                                 The Company, from and after the date of this Agreement, shall cause the articles of formation and operating agreement (“Charter Documents”) of ATC and ATC Realty to contain provisions no less favorable to the Indemnitees with respect to limitation of certain liabilities of managers, officers, employees and agents and indemnification than were set forth as of the date of the Merger Agreement in the Charter Documents of the Members of the Company

Group (as defined in the Merger Agreement) which provisions in each case shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of any Indemnitee without the consent of such Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 13.3(b) applies shall be third party beneficiaries of this Section 13.3(b)).

13.4                        Expenses.  To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding (relating to any matter for which indemnification may be available pursuant to Section 13.3) shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 13.3.

13.5                        Insurance.  The Company shall purchase and maintain insurance for the Company to the extent and in such amounts as the Board, in its sole discretion, shall deem reasonable, on behalf of Covered Persons and such other Persons as the Managers shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.  The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Managers shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 13.4 and containing such other procedures regarding indemnification as are appropriate.

ARTICLE 14
ADDITIONAL MEMBERS

14.1                        Admission.  Upon authorization and issuance of Units to a Person who is not a Member and upon satisfaction of such other conditions may be required by the Board and this Agreement, such Person shall automatically be admitted as a Member of the Company (each such Person, an “Additional Member” and collectively, the “Additional Members” (which term does not include Persons admitted as Substitute Members in accordance with Article 7)).  Each such Person so admitted as an Additional Member shall execute this Agreement or a counterpart of this Agreement and the Company shall list such Person as a Member in Annex A and shall adjust the Capital Percentage of each other Member accordingly as set forth in Annex A.

ARTICLE 15
MISCELLANEOUS

15.1                        Notices.  All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered or mailed by registered or certified mail, as follows:

(a)                                 if given to the Company, at the address of its principal place of business set forth in Section 2.5; or

(b)                                 if given to any Member, at the address set forth opposite his, her or its name on Annex A, or at such other address as such Member may hereafter designate by written notice to the Company.

All such notices shall be deemed to have been given when received.

15.2                        Headings.  The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

15.3                        Failure to Pursue Remedies.  The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

15.4                        Cumulative Remedies.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

15.5                        Assignment; Binding Effect.  This Agreement may not be assigned, in whole or in part, by any Member.  Any purported assignment in violation of this Section 15.5 shall be null and void.  This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors and assigns.

15.6                        Amendment.  Except as otherwise provided in this Agreement (including, without limitation, Section 13.3(b)), an amendment to this Agreement shall be adopted and be effective as an amendment hereto if it is in writing and is approved by a vote or consent of a majority of the outstanding Units and, for so long as M-B Holdings or Penske owns any Units or the Convertible Note remains outstanding, M-B Holdings and Penske; provided, however, that this Agreement may not be amended in a manner that adversely affects a Member disproportionately to other Members without the consent of the affected Member.  An amendment to Annex A to reflect the admission of an Additional Member, a Transfer, an issuance of Equity Securities, or other transaction affecting the Company’s capitalization, in each case in accordance with this Agreement, shall not be considered an amendment requiring a vote.

15.7                        Severability.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

15.8                        Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All counterparts shall be construed together and shall constitute one instrument.

15.9                        Integration.  This Agreement, along with the subscription agreements relating to the purchase of Units by the Members, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

15.10                 Governing Law; Consent To Jurisdiction.  This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles thereof with respect to the conflict of laws.  Each Member (a) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, (b) agrees that service of any process, summons, notice or document by U.S. certified or registered mail to such Member’s respective address set forth on Annex A hereto shall be effective service of process in any action, suit or proceeding in the United States District Court for the Northern District of Texas, with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence, and (c) irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby brought in United States District Court for the Northern District of Texas, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

15.11                 Attorneys, Fees.  Except as otherwise provided herein, in any action, suit or proceeding brought to enforce the provisions of this Agreement, the parties shall bear their own costs and expenses (including attorneys’ fees), except that the party determined by the applicable court of competent jurisdiction to be the prevailing party in such action, suit or proceeding shall be entitled to recover its cost and expenses (including attorneys’ fees).

[Signature page follows]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first above stated.

TRP III (ATC) I, LP

By:	Transportation Resource Management III, LLC, its General Partner

By:	/s/ James A. Hislop
Name: James A. Hislop
Title: Managing Member

TRP III (ATC) II, LP

By:	Transportation Resource Management III, LLC, its General Partner

By:	/s/ James A. Hislop
Name: James A. Hislop
Title: Managing Member

PAG Investments, LLC

By:	/s/ David K. Jones
Name: David K. Jones
Title: Treasurer

Miciotto-Bowen Holdings, Inc.

By:	/s/ John C. Miciotto, Jr.
Name: John C. Miciotto, Jr.
Title: Officer

[Signature Page No. 1 to ATC Holdco, LLC Limited Liability Company Agreement]

/s/ Adam Arrington
Adam Arrington

/s/ Drew Burk
Drew Burk

/s/ Mark Lamont
Mark Lamont

/s/ John Pruitt
John Pruitt

/s/ Chinta Hari
Chinta Hari

[Signature Page No. 2 to ATC Holdco, LLC Limited Liability Company Agreement]

Brochick Investment Co., LLC

By:	/s/ George W. Brochick
Name: George W. Brochick
Title: Member

[Signature Page No. 3 to ATC Holdco, LLC Limited Liability Company Agreement]

ANNEX A

CAPITAL CONTRIBUTIONS

BY MEMBERS

Name	Initial Capital Contribution		Common Units	Capital Percentage
TRP III (ATC) I, LP	$22,194,112		22,194,112	37.3%
TRP III (ATC) II, LP	$7,805,888		7,805,888	13.1%
PAG Investments, LLC	$15,900,000		15,900,000	27.0%
Miciotto-Bowen Holdings, Inc.	$11,900,000	*	11,900,000	20.0%
Adam Arrington	$100,000		100,000	0.17%
Drew Burk	$200,000		200,000	0.34%
Mark Lamont	$250,000		250,000	0.42%
John Pruitt	$50,000		50,000	0.08%
Chinta Hari	$600,000		600,000	1.01%
Brochick Investment Co., LLC	$500,000		500,000	0.84%
Total	$59,500,000		59,500,000	100.0%

*              M-B Holdings is not required to make an initial cash Capital Contribution to the Company in respect of its Units (i.e., the Rollover Units).  Rather, pursuant to Section 4.9, it will be deemed to have contributed the Deemed Contributed Assets to the Company.  The amount shown in this chart is the agreed fair market value (net of liabilities) of the Deemed Contributed Assets.

A-1

ANNEX B

FINANCIAL AND TAX MATTERS

B.1.         Definitions.  In addition to the terms defined in other provisions of this Agreement, including without limitation Section 1.1, the following terms shall have the meanings set forth below:

“Adjusted Capital Account Deficit” shall mean with respect to any Member, the deficit balance, if any, in the Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments (i) increasing the Capital Account by any amounts that the Member is obligated to restore or is deemed to be obligated to restore pursuant to Treas. Reg. Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(l) and 1.704-2(i)(5); and (ii) reducing the Capital Account by the items described in Treas. Reg. Sections l.704-1(b)(2)(ii)(d)(4), (5) and (6).  The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treas. Reg. Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

“Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Treas. Reg. Sections 1.704-2(b)(2) and 1.704-2(d).

“Depreciation” shall mean for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; except that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board, and if the Company uses the “remedial allocation method” under Treas. Reg. Section 1.704-3(d) with respect to any asset, Depreciation for that asset shall be computed in accordance with Treas. Reg. Section 1.704-3(d)(2).

“Gross Asset Value” with respect to any asset shall mean the asset’s adjusted basis for federal income tax purposes, except as follows:

(1)           The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of the asset, as reasonably determined by the contributing Member and the Board.

(2)           The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, as of the following times:

(i)            the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis contribution of money, other property or services;

(ii)           the distribution by the Company to a Member of more than a de minimis amount of money or other property as consideration for an interest in the Company; or

(iii)          the liquidation of the Company for federal income tax purposes within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g); except that the adjustments pursuant to clauses (i) and (ii) above shall be made only if the Board reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

(3)           The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution.

(4)           The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of those assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that the adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. Section 1.704-l(b)(2)(iv)(m) and Section B.2, except that Gross Asset Values shall not be adjusted pursuant to this paragraph (4) to the extent the Board determines that an adjustment pursuant to paragraph (2) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (4).

(5)           If the Gross Asset Value of an asset has been determined pursuant to paragraphs (1), (2), or (4), that Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to that asset for purposes of computing Profits and Losses.

Notwithstanding the foregoing provisions of this definition, the initial Gross Asset Value of the ATC Assets and the ATC Realty Assets shall be the Agreed Value of the ATC Assets and the Agreed Value of the ATC Realty Assets, respectively.

“Member Nonrecourse Debt” has the same meaning as “partner nonrecourse debt” set forth in Treas. Reg. Sections 1.704-2(b)(4) and 1.704-2(i).

“Member Nonrecourse Debt Minimum Gain” shall have the same meaning as “partner nonrecourse debt minimum gain” set forth in Treas. Reg. Section 1.704-2(i) and shall be determined in accordance with the principles of that Section.

“Member Nonrecourse Deductions” shall mean “partner nonrecourse deductions” set forth in Treas. Reg. Sections 1.704-2(i)(1) and 1.704-2(i)(2) and any other deductions attributable to a liability of the Company for which one or more, but not all, the Members bear the economic risk of loss.

“Nonrecourse Deductions” are deductions having the meaning set forth in Treas. Reg. Sections 1.704-2(b)(l) and 1.704-2(c).

“Profits and Losses” shall mean for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for that year or period, determined in accordance with Code Section 703(a) (for these purposes, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(1)           Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to the foregoing shall be added to such taxable income or loss.

(2)           Any expenditures of the Company described in Code Section 705(a)(2)(B) or that are treated as Code Section 705(a)(2)(B) expenditures pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to the foregoing shall be subtracted from such taxable income or loss.

(3)           In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (2), (3) or (4) of the definition of Gross Asset Value, the amount of the adjustment shall be taken into account as gain or loss from the disposition of the asset for purposes of computing Profits or Losses.

(4)           Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of the property differs from its Gross Asset Value.

(5)           In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for the fiscal year or other period, computed in accordance with the definition of Depreciation under this Agreement.

(6)           Notwithstanding the above, any items that are specially allocated pursuant to Sections B.4 shall not be taken into account in computing Profits and Losses.

B.2.         Preparation and Maintenance of Capital Accounts.

(a)           The Capital Account for each Member shall:

(1)           be increased by (i) the amount of money contributed by that Member to the Company, (ii) the Gross Asset Value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations to that Member of Profits and any other Company income and gain (or items thereof), and

(2)           be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the Gross Asset Value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations of Losses and any other Company loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g).

The initial Capital Account of M-B Holdings (i.e., attributable to the Rollover Units) shall be $11,775,000.  The initial Capital Account of each other Member shall equal the amount of cash contributed by such Member pursuant to Section 4.1(b).

(b)           The Members’ Capital Accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg. Section 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. Section 1.704-1(b)(2)(iv) and Section 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg. Section 1.704-1(b)(2)(iv)(g).  On the transfer of all or part of a Unit, the Capital Account of the transferor that is attributable to such transferred membership interest or part thereof shall carry over to the transferee Member in accordance with the provisions of Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

(c)           The Capital Accounts of the Members as of the date hereof, based upon the cash and agreed-upon fair market value of all property, net of liabilities, being contributed to the Company by the Members on this day, are set forth on Annex A in the column labeled “Initial Capital Contribution.”

B.3.         Profits and Losses.  Profits, Losses and, to the extent necessary, individual items of income, gain, loss or deduction of the Company for a Fiscal Year shall be allocated among the Persons who were Members during such Fiscal Year in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal to:

(a)           the amount of the hypothetical distribution (if any) that such Member would receive if, on the last day of the Fiscal Year, (1) the Company were dissolved, its affairs wound up and its assets, including cash, were sold for cash equal to their Gross Asset Values, taking into account any adjustments thereto for such Fiscal Year, (2) all Company liabilities were satisfied in cash according to their terms (limited, with respect to each nonrecourse liability, to the Gross Asset Values of the assets securing such liability), and (3) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 9.2 hereof over

(b)           the sum of (1) the amount, if any, without duplication, that such Member would be obligated to contribute to the capital of the Company, (2) such Member’s share of Company Minimum Gain determined pursuant to Treasury Regulations Section 1.704-2(g), and (3) such Member’s share of Member Nonrecourse Debt Minimum Gain determined pursuant to

Treasury Regulations Section 1.704-2(i)(5), all computed as of the hypothetical sale described in Section B.3(a) of this Annex B.

B.4.         Special Allocations.  The following special allocations shall be made in the following order:

(a)           Minimum Gain Chargeback.  Notwithstanding any other provision of this Annex B, if there is a net decrease in Company Minimum Gain during any Company taxable year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in accordance with Treas. Reg. Section 1.704-2(f).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  This Section B.4(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith.

(b)           Member Minimum Gain Chargeback.  Notwithstanding any other provision of this Agreement except Section B.4(a), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treas. Reg. Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in accordance with Treas. Reg. Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(i)(4).  This Section B.4(b) is intended to comply with the minimum gain chargeback requirement in that Section of the Treasury Regulations and shall be interpreted consistently therewith.

(c)           Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) that would create an Adjusted Capital Account Deficit for such Member, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section B.4(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Agreement have been tentatively made as if this Section B.4(c) were not in this Agreement.

(d)           Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any Company fiscal year, that is in excess of the amounts described in clause (i) of the definition of Adjusted Capital Account Deficit above, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section B.4(d) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Agreement have been tentatively made as if Section B.4(c) and this Section B.4(d) were not in this Agreement.

(e)           Nonrecourse Deductions.  Nonrecourse Deductions for any fiscal year or other period shall be allocated among the Members in proportion to their respective Capital Percentages.

(f)            Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treas. Reg. Section 1.704-2(i).

B.5.         Tax Allocations: Code Section 704(c).

(a)           In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

(b)           In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (2) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

(c)           The difference between the adjusted basis of the Deemed Contributed Assets and the 704(c) Value of the Deemed Contributed Assets at the time of the deemed contribution of the Deemed Contributed Assets to the Company shall be taken into account pursuant to the “traditional method” set forth in Treasury Regulations Section 1.704-3(b)(1).  Any other elections or other decisions relating to allocations pursuant to this Section B.5 shall be made by the Board in any manner that is provided in the Treasury Regulations under Code Section 704(c), reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section B.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

B.6.         Miscellaneous Allocation Provisions.

(a)           For purposes of determining Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any permissible method under Code Section 706 and the Treasury Regulations promulgated thereunder.

(b)           Except as otherwise provided in this Agreement, all items of Company income gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, including, for this purpose, items allocated pursuant to Sections B.4, for the year.

(c)           For the purpose of determining each Member’s share of excess nonrecourse liabilities pursuant to Treas. Reg. Section 1.752-3(a)(3), and solely for such purpose, each Member’s interest in profits is hereby specified to be such Member’s Capital Percentage.

B.7.         Establishment of Reserves.  The Board shall have the right and obligation to establish reasonable reserves for maintenance, improvements, acquisitions, capital expenditures and other contingencies, such reserves to be funded with such portion of the operating revenues of the Company for any fiscal year as the Board may deem necessary or appropriate for that purpose.

B.8.         Tax Returns.  The Board shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section B.9, and shall cause Schedules K-1, and corresponding forms for state and local tax purposes, to be provided to the Members within 135 days after the end of each taxable year.  The Board shall cause the Company to promptly provide to each Member such additional information reasonably requested by such Member for the preparation of such Member’s federal, state and local income tax returns (including, without limitation, if so requested, full apportionment information and copies of the Company’s Federal Form 1065).  Each Member shall furnish to the Board all pertinent information in its possession relating to Company operations that is necessary to enable the Company’s income tax returns to be prepared and filed.

B.9.         Election of Liquidation Value Safe Harbor.  Each Member, by executing this Agreement, hereby agrees to the following:

(a)           The Company is authorized and directed to elect the safe harbor, in accordance with proposed Treas. Reg. Section 1.83-3(1) and the proposed revenue procedure thereunder (once such regulations and revenue procedure become effective), under which the fair market value of each interest in the Company that is transferred in connection with the performance of services shall be treated as being equal to the liquidation value of that interest (the “Safe Harbor Election”);

(b)           The Company and each Member (including any person to whom an interest in the Company is transferred in connection with the performance of services) agree to comply with all requirements of the Safe Harbor Election with respect to all interests in the Company transferred in connection with the performance of services while the Safe Harbor Election remains effective, including the requirement that all relevant Federal income tax items be reported consistently with the Safe Harbor Election;

(c)           The effective date of the Safe Harbor Election shall be the earliest permitted such date under the applicable regulations and revenue procedure, once those become effective, and the Safe Harbor Election shall continue to apply until such time (if ever) as all Members affected by the Safe Harbor Election shall agree to terminate it and the Company shall affirmatively terminate it under applicable procedures;

(d)           The Tax Matters Partner shall file, with the Company’s Federal income tax return for the taxable year in which the Safe Harbor Election becomes effective, a document,

executed by the Tax Matters Partner, stating that the Company is electing, on behalf of the Company and the Members, to have the Safe Harbor Election apply irrevocably with respect to all interests in the Company transferred in connection with the performance of services while the Safe Harbor Election is in effect; and

(e)           The Company shall comply with applicable recordkeeping requirements for the Safe Harbor Election, and the Company and the Members shall take all other actions, if any, required to comply with the requirements of such Safe Harbor Election as ultimately promulgated, to the extent practicable.